SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT is entered into effective as of December 15 , 2014, by and between Manada Technologies, Inc. ("Sublessor") and OrangeHook, Inc., a Minnesota corporation ("Sub lessee").

RECITALS

A. Sublessor is the tenant under a lease with Norway, L.L.C. (the "Owner") dated September 2, 2014 (the "Main Lease") for the premises as defined in the Main Lease (the "Premises") in the building located at 319 Barry Avenue South, Wayzata, Minnesota, 55391 (the "Building").

B. The Main Lease, a copy of which is attached hereto as Exhibit A, is incorporated herein by reference as fully as if the terms and provisions were set forth in full in this Sublease Agreement, except those terms specifically excluded in this Sublease Agreement.

C. Sublessee desires to sublease that portion of the Premises consisting of approximately 2,100 square feet (the "Subleased Premises") from Sublessor and Sublessor desires to sublease the Subleased Premises to Sublessee.

THEREFORE, in consideration of the mutual promises of the parties set forth in this Sublease Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Sublessor and Sublessee agree as follows:

ARTICLE 1. SUBLEASED PREMISES

Sublessor hereby leases to Sublessee, and Sublessee hereby takes from Sublessor, the Subleased Premises, subject to and together with the benefit of the terms, covenants, conditions and provisions of this Sublease Agreement. The parties stipulate that the Subleased Premises consist of approximately 2,100 square feet for all purposes under this Sublease. In addition, it is agreed that the Sublessee shall have access to certain common areas including the conference room.

ARTICLE 2. TERM

The term of this Sublease Agreement (the "Term") shall commence on December 15, 2014 (the "Commencement Date") and shall terminate September 30, 2017 unless sooner terminated as provided herein.

ARTICLE 3. USE

Sublessee shall use the Subleased Premises only for general office purposes.

ARTICLE 4. RENT

A. Sublessee agrees to pay Sublessor Base Rent in the amount of Thirty Four Thousand Five Hundred and Sixty and no/100 Dollars ($34,560) annually. Base Rent for the period of December 15-31, 2014 shall be due and payable to Sublessor upon execution of this Sublease by Sublessee. Thereafter, Base Rent shall be payable on the first day of each month during the Term in the sum of Two Thousand Eight Hundred Eighty and no/100 Dollars ($2,880.) ("Base Rent").

B. In addition to Base Rent, Sublessee shall pay to Sublessor such additional amounts as Sublessor, in its capacity of tenant, is obligated to pay under the Main Lease with respect to the Subleased Premises, including, but not limited to, Sublessor's proportionate share of taxes, insurance, maintenance charges and other operating expenses ("Additional Rent"). The parties agree that Sublessee's proportionate share of Additional Rent payable under the Main Lease currently equals approximately Seven point Five percent (7.5%). The monthly charge for operating expenses to the Sublessee is approximately Two Thousand Four Hundred Twenty Four and 60/100 Dollars ($2,424.60).

C. All Rent and Additional Rent payable under this Sublease by Sublessee shall be paid, without notice or prior demand therefor and without any deduction or set-off whatsoever, to Sublessor at the address set out in Article 15 hereof or at such place as Sublessor may designate from time to time by written notice to Sublessee given in the manner set out in Article 15 hereof. All Rent and Additional Rent shall be prorated for any partial months on a per diem basis.

ARTICLE 5 MAIN LEASE

A. Except as inconsistent with the provisions of this Sublease Agreement, the terms, provisions, covenants and conditions of the Main Lease are incorporated herein by reference in like manner as though the same were specifically set forth herein. Sublessee assumes and agrees to keep and perform all of the obligations, conditions and covenants of the tenant set forth under the Main Lease as though Sublessee were substituted as tenant thereunder. It is agreed and understood between the parties hereto that the Sublessee obtains and is granted no more rights and privileges under this Sublease Agreement than Sublessor as tenant under the Main Lease.

B. The obligations, conditions and covenants of the Owner as the Landlord under the Main Lease shall remain the Owner's, and Sublessor shall not be required to perform the same in the event of a default by the Owner. Notwithstanding the foregoing, Sublessor shall have all the rights and privileges of the Owner as Landlord under the Main Lease.

C. Sublessor and Sublessee each agree not to do or suffer or permit anything to be done which would result in default under the Main Lease or cause the Main Lease to be terminated or forfeited.

ARTICLE 6. CONDITION OF THE SUBLEASED PREMISES

Sublessee agrees to lease the Subleased Premises "as is, where is" with all faults and defects.

ARTICLE 7. PAYMENT OF FEES

Sublessee will pay and discharge all costs, attorneys fees and expenses that may be incurred by Sublessor in enforcing the covenants and agreements of this Sublease Agreement or as may otherwise be required in the Main Lease.

ARTICLE 8. INSURANCE

Sublessee shall maintain and have Sublessor and Owner named as additional insureds on all insurance required to be maintained by Sublessor or Tenant under the Main Lease. The insurance policies maintained by Sublessee shall provide that the same may not be cancelled, terminated or altered without thirty (30) days' prior written, notice sent by registered mail to the Sublessor and Owner. The insurance maintained by the Sublessee shall contain an endorsement containing an express waiver of subrogation in favor of Sublessor and Owner and any additional premium or cost to provide such endorsement shall be paid by Sublessee.

ARTICLE 9. INDEMNIFICATION; WAIVER

Sublessee agrees that it will indemnify and hold Sublessor and Owner forever harmless as provided in paragraph 13 of the Main Lease, which indemnification and hold harmless shall also include any and all responsibility or liability which Sublessor may incur by virtue of this Sublease Agreement arising out of any failure of Sublessee in any respect to comply with and perform the requirements and provisions of the Main Lease or this Sublease Agreement. Sublessee hereby waives any and all rights of recovery, claim, action, or cause of action against Sublessor and Owner, their agents, officers, directors, shareholders or employees, for any loss or damage that may occur to the Subleased Premises, or any improvements thereto, or the Building, or any improvements thereto, or any property of such party therein, by reason of fire, the elements, or any cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of the other party hereto, as agents, officers or employees.

ARTICLE 10. ASSIGNMENT

Sublessee shall not transfer, sell, assign or pledge this Sublease or further sublease the Subleased Premises, or any part thereof without compliance with the requirements of the Main Lease relating thereto and obtaining the prior written consent of the Sublessor and Owner.

ARTICLE 11. ALTERATIONS AND IMPROVEMENTS

Sublessee shall not make any alterations and improvements to the Subleased Premises without complying with the terms of the Main Lease relating thereto and obtaining the prior written consent of Sublessor and Owner. Sublessee agrees to pay for any alterations, improvements, or fixtures placed upon the Subleased Premises; provided however, that Sublessor shall construct demising walls and doors to partition the Subleased Premises from the balance of the Premises. Upon written

notice from Sublessor, Sublessee shall remove such demising walls and doors, as well as any additional improvements made by or for Sublessee, prior to the expiration of the Sublease and repair any damage caused thereby.

ARTICLE 12. SURRENDER OF THE SUBLEASED PREMISES

Upon the expiration of the Term of this Sublease Agreement, or any sooner termination hereof, Sublessee shall remove its equipment and trade fixtures promptly (repairing any damage caused thereby) and quit and surrender the Subleased Premises in compliance with the terms of the Main Lease.

ARTICLE 13. DEFAULT/REMEDIES

A. If any one or more of the following events occurs, then Sublessee shall be deemed to be in default under this Sublease Agreement:

1. Sublessee fails to pay, when due, the Rent, or Additional Rent as provided under this Sublease Agreement;

2. Sublessee fails to keep, observe or perform any of the other terms, covenants and conditions herein to be kept, observed and performed by Sublessee under this Sublease Agreement for more than ten (10) days after written notice is given to Sublessee specifying the nature of such default.

B. If a default occurs, then Sublessor shall be entitled to exercise any and all of the rights and remedies provided to the Owner as Landlord under the Main Lease. Any remedies under this Sublease Agreement shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other remedies available to Sublessor existing at law or in equity.

ARTICLE 14. CONSENTS

A. Wherever the Owner's consent as Landlord is required by the provisions of the Main Lease, the Sublessee must, in addition to securing such consent, also obtain the prior written consent of the Sublessor.

B. In no event shall Sublessee be entitled to any damages for any withholding or delay in giving its consent and the Sublessee understands and agrees that its sole remedies shall be limited to an action for summary judgment, an injunction or declaratory judgment.

ARTICLE 15. NOTICES

A. Sublessee shall forward to Sublessor all reports and written statements required of the Tenant under the Main Lease at least ten (10) days prior to the date such reports or written statements are due under the Main Lease.

B. Any notice, demand, request or other communication which may be or is required to be given by the Sublessee to the Owner as Landlord under the Main Lease shall be effective only if a copy of the notice to the Landlord is either delivered personally or sent to the Sublessor as provided under subparagraph C below.

C. Any notice which one party wishes or is required to give to the other party will be regarded as effective if in writing and either delivered personally to such party or sent certified or registered mail, return receipt requested postage pre-paid to the addresses below, or such other addresses as either party may, from time to time, designate by written notice to the other party:

Sublessor: Manada Technologies, Inc.
319 Barry Avenue South
Wayzata, MN 55391

Sublessee: OrangeHook, Inc.
319 Barry Avenue South
Wayzata, MN 55391

ARTICLE 16. RELATIONSHIP OF THE PARTIES

Nothing contained in this Sublease shall be deemed or construed by the parties hereto or by a third party to create the relationship of principal and agent or of partnership or joint venture or of any association whatsoever between Sublessor and Sublessee. It is hereby expressly understood and agreed that neither the method of computation of rent or any other provisions contained in this Sublease Agreement, nor any act or acts of the parties hereto shall be deemed to create any relationship between Sublessor and Sublessee other than the relationship of Sublessor and Sublessee.

ARTICLE 17. PARKING

Sublessee shall have the right to use parking spaces in the parking lot serving the Premises, such use to be on a "first-come, first served" basis and further subject to the parking rights of other tenants.

ARTICLE 18. SIGNAGE

Sublessee shall be allowed one sign located at the entry of the Building. Said sign shall conform to the sign criteria established by Owner and Sublessor. Upon receiving signage approval from the Owner, Sublessor shall install Sublessee's sign at Sublessee's sole cost and expense. The cost of maintaining, changing and removing Sublessee's sign shall be borne by Sublessee and shall be performed in accordance with the terms of the Main Lease.

ARTICLE 19. BROKERS

Sublessee warrants that it has not engaged or dealt with any broker in connection with this Sublease. Sublessee agrees to indemnify, defend and hold Sublessor harmless from and against any claim for a broker's fee or finder's fee asserted by anyone on account of any dealings with Sublessee in connection with this Sublease.

ARTICLE 20. INVALIDITY

If any part of this Sublease Agreement or any part of any provision hereof shall be adjudicated to be void or invalid, then the remaining provisions hereof, not specifically so adjudicated to be invalid, shall be executed without reference to the part or portion so adjudicated, insofar as such remaining provisions are capable of execution.

ARTICLE 21. IMPORTANCE OF EACH COVENANT

Each covenant and agreement on the part of one party is understood and agreed to constitute an essential part of the consideration for each covenant and agreement on the part of the other party.

ARTICLE 22. CONDITIONS

This Sublease Agreement is dependent and conditioned upon the Owner executing its consent to this Sublease Agreement and the existence of the Main Lease. Unless and until Owner executes such consent, this Sublease shall be of no force or effect and the parties shall have no liability or obligation to each other.

ARTICLE 23. SUCCESSORS AND ASSIGNS

This Sublease Agreement and all covenants and agreements contained herein shall be binding upon, apply and inure to the benefit of the respective successors and assigns of the parties to this Agreement, subject to the restrictions imposed under this Sublease Agreement and the Main Lease relating to assignment by the Sublessee.

ARTICLE 24. NON-WAIVER

Sublessor's failure to insist upon strict performance of any covenant of this Sublease Agreement or to exercise any option or right herein contained shall not be a waiver or relinquishment for the failure of such covenant, right or option, but the same shall remain in full force and effect. Sublessor is specifically authorized to accept a partial payment (no matter how such payment may be labeled or conditionally delivered) without such acceptance being deemed a waiver of the balance of the amount owed.

ARTICLE 25. APPLICABLE LAW

This Sublease Agreement shall be construed under the laws of the State of Minnesota.

ARTICLE 26. ENTIRE AGREEMENT/AMENDMENTS

This Sublease Agreement and the Exhibits attached hereto (including the Main Lease) set forth all of the covenants, promises, agreements, conditions and understanding between Sublessor and Sublessee concerning the Subleased Premises and there are no other covenants, promises, agreements, conditions or understandings, either oral or written, between them other than those which are set forth in this Sublease Agreement. Except as otherwise provided herein, no subsequent alteration, amendment, change or addition to this Sublease Agreement shall be binding upon the Sublessor or the Sublessee unless reduced to writing and signed by both parties.

ARTICLE 27. COUNTERPARTS

This Sublease Agreement and the Consent attached hereto may be separately executed as counterparts which shall be then read together and enforced.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above-written.

SUBLESSOR: Manada Technologies, Inc.

By ____________________
Its CEO

SUBLESSEE: OrangeHook, Inc.

By ____________________
Its CEO

<u>COMMERCIAL LEASE</u>

THIS LEASE made and entered into as of the 2nd day of Sep , 2014, by and between NORWAY, LLC, whose post office address is 319 Barry Avenue South, Suite 301, Wayzata, MN 55391 (hereinafter referred to as "Landlord"), and Manada Technologies, Inc., a Minnesota corporation, whose post office address is 7825 Washington Avenue South, #500, Bloomington, MN 55429 (hereinafter referred to as "Tenant").

WITNESSETH:

1. <u>LEASED PREMISES</u>. In consideration of the rents, covenants and agreements herein contained, the Landlord hereby leases to Tenant, and Tenant leases from Landlord those certain premises containing 4,320 square feet on the first floor, Suite 100 (hereinafter the "Leased Premises") in the building situated at 319 Barry Avenue South, Wayzata, MN 55391 (hereinafter the "Building"). The land on which the Building and the Common Areas are located is hereinafter referred to as the "Land". Landlord reserves airspace rights both below and above the leased premises, reserves all rights to the roof of the Building, and reserves all rights to the Common Areas (defined in Article 6). The obligations of the Tenant pursuant to this Lease shall be personally guaranteed by Joseph Mandel.

2. <u>TERM</u>. The Term of this Lease shall be for a period of Three (3) years, commencing upon October 1, 2014, or when Landlord has completed the tenant improvements that Landlord is responsible for, but no later than November 1, 2014, (hereafter the "Commencement Date") and expiring on the date immediately preceding the third anniversary of the Commencement Date (hereafter the "Expiration Date"), unless earlier terminated as herein provided.

3. <u>RENT</u>. Landlord reserves and Tenant covenants to pay to Landlord, without demand, at its office indicated above, or at such other place as Landlord may from time to time designate in writing, on the days and in the manner herein prescribed for the payment thereof, rent for the Leased Premises as follows:

(a) <u>Base Rent</u>. A fixed annual Base Rent of Sixty Nine Thousand One Hundred Twenty and No/100s Dollars ($69,120.00) payable in advance in successive equal monthly installments of Five Thousand Seven Hundred Sixty and No/100s Dollars ($5,760.00) on the first day of each and every calendar month during the Term of this Lease (hereafter the "Base Rent"). Base Rent payable for any partial calendar month in the Term shall be pro-rated on the basis of the actual number of days within the Term occurring within such calendar month. In addition to the Base Rent, all other payments required to be made by Tenant to Landlord hereunder shall be deemed to be "Additional Rent", whether or not otherwise specifically designated as such. Base Rent and Additional Rent are hereafter collectively referred to as "rent". All provisions dealing with abatement of rent shall be construed to permit the abatement of Base Rent alone, and not any other payment required hereunder.

(b) Late Payment Charge. In the event any installment of Base Rent or Additional Rent is not paid on or before the fifth day after which the same became due, then Landlord may charge Tenant a late charge equal to five percent (5%) of the unpaid amount thereof for each month or partial month that the same remains unpaid in order to defray the cost and expenses incurred by Landlord incident to the late payment; provided, however, nothing herein contained shall be deemed to constitute an excuse for untimely payment of Base Rent or any Additional Rent, nor be deemed a waiver of any rights the Landlord may have under this Lease by reason of non-payment of rent.

(c) Monthly Operating Charge. In addition to the Base Rent, Tenant shall pay to Landlord for each month or partial month within the Term, Tenant's "Proportionate Share" of the "Operating Costs", hereafter referred to as the "Operating Charge". The "Operating Costs" consist of all costs incurred by Landlord for the maintenance, repair, upgrade, and replacement of the Building, the Common Areas, and the Land, including but not limited to, costs incurred for the parking areas, heating, ventilation, and air conditioning, lighting, utilities, insurance, "Taxes" (as defined below) as well as costs of contesting the same or establishing valuations therefor, blacktop repair and repaving, roof repair and replacement, garbage removal, and snow plowing expenses, plus a fair market management fee, which shall equal five percent (5%) of gross revenues of the Building. The term "Taxes" includes all ad valorem real estate taxes, special assessments, fees, levies, or other charges of whatsoever nature, foreseen or unforeseen, which are levied, assessed, or imposed by any federal, state, municipal, or local governmental authorities or which become due and payable, or liens upon, or arise in connection with the use, occupancy, lease, ownership, or sale of the Premises, the Building, or the Land during the Term hereof. Landlord shall notify the Tenant of the initial estimated annual Operating Charge applicable to the first full or partial fiscal operating year of the Term, and the initial monthly installments thereof. Within fifteen (15) days after receipt of Landlord's statement of the estimated monthly installment of the Operating Charge, and continuing on the first day of each calendar month during the Term thereafter, Tenant shall pay said estimated monthly installment to Landlord, subject to adjustment based upon the annual reconciliation statement as defined below.

(d) Annual Reconciliation. Within sixty (60) days following the close of each fiscal operating year, Landlord shall provide Tenant with an annual reconciliation statement setting forth (i) the Operating Costs actually incurred by Landlord for said fiscal operating year, (ii) the amount by which Tenant's estimated monthly installments were in excess of or deficient of Tenant's actual Proportionate Share of Operating Costs, and (iii) the revised estimate of the monthly Operating Charge payable by Tenant for the next ensuing fiscal operating year of the Term. Any such deficiency shall be paid by Tenant to Landlord with fifteen (15) days after receipt of the annual reconciliation statement. Any overpayment shall be applied to the next monthly installment of the Operating Charge due from Tenant, or if at the expiration of the Term, such overpayment shall be refunded to Tenant. Tenant's obligation to pay the reconciled Operating Charge and Landlord's obligation to refund any overpayment of the same shall survive the expiration or earlier termination of the Lease. The foregoing to the contrary notwithstanding, Landlord may, at its sole option, elect to invoice Tenant for the Operating Charge in arrears on an annual basis, *after* having incurred the actual Operating Costs for the period in question, in

lieu of requiring estimated monthly installments in advance. In such event, Tenant shall pay the Operating Charge for each such full or partial fiscal operating year during the Term within thirty (30) days after receipt of the annual invoice, and Tenant's obligation to pay the same shall likewise survive the expiration or earlier termination of the Lease. For the purpose of calculating Tenant's Proportionate Share of the Operating Charge for any fractional fiscal operating year falling within the Term, each day thereof shall be regarded as one-three hundred sixty-fifth (1/365th) of a full year's share. As of the Commencement Date of this Lease, Landlord's fiscal operating year is from January 1 to December 31. Landlord reserves the right to modify its fiscal operating year as Landlord so desires, provided that such modification shall be employed in such a way that Tenant's Operating Charge is no greater than if such fiscal operating year had not been modified.

(e) Audit. Tenant may, at Tenant's sole costs and expense, audit Landlord's books and records with respect to the Operating Charge subject to the following restrictions: In the event Tenant desires to audit Landlord's books, Tenant shall so notify Landlord (the "Audit Notice") within thirty (30) days after receipt of the annual reconciliation statement (or annual invoice, as applicable). Any such audit of Tenant shall relate solely to the Operating Expenses incurred for the year to which the annual reconciliation statement (or annual invoice) relates. Such audit shall take place during regular business hours at the location where Landlord maintains its books and records for the Building, and Landlord's accountant shall be present at all times during said audit. Tenant shall commence such audit within thirty (30) days after delivery of the Audit Notice to Landlord, and shall complete the same within five (5) days after the commencement thereof. Tenant shall reimburse Landlord for all copying costs incurred and for the hourly rate of Landlord's accountant present during the audit. Tenant's auditor shall be a certified public accountant. Tenant's election to so audit Landlord's books and records shall not waive Tenant's obligation to pay the Operating Charge as set forth on the annual reconciliation statement (or annual invoice), but rather Tenant shall pay the same as and when due, subject to the resolution of any dispute arising out of said audit.

4. TENANT'S PROPORTIONATE SHARE. Tenant's "Proportionate Share" shall be computed as the ratio of the total Floor Area of the Leased Premises in comparison to the Floor Area of the Building, which in this case shall be approximately equal to fifteen percent (15%). "Floor Area" as used in this Lease means the gross leasable area of the Building, measured from the exterior of the exterior walls, or the gross leasable area of the Leased Premises, measured from the exterior of the exterior walls to the center of any demising walls. No deduction or exclusion from Floor Area shall be made by reason of columns, stairs or other interior construction or equipment.

5. BUSINESS USE. The Leased Premises shall be used and occupied by Tenant for general office and other uses incidental to such a facility, but specifically not including any use entailing the sale or distribution of alcohol and/or pornography and/or adult material. Further, any change in such use from that which is initially permitted and employed on the Commencement Date must be approved by Landlord in writing, which approval may be withheld in Landlord's sole discretion. Tenant shall, at its own cost and expense, continuously and promptly comply and conform with all laws, ordinances, rules, regulations and requirements of

the Federal, State, County and City governments and agencies affecting the Leased Premises and its use and with the rules and regulations of any Board of Fire Underwriters and insurers affecting Tenant's use of the Leased Premises. Tenant agrees not to commit waste on the Leased Premises nor to use the Leased Premises for any unlawful purpose or in violation of any certificates authorizing occupancy.

6. COMMON AREA.

(a) Rules and Regulations. The term "Common Area" means the entire areas designed for common use or benefit within the Building and on the Land, including but not limited to, parking lots, sidewalks, areaways, roads, walks, curbs, corridors, malls, together with public facilities such as washrooms, drinking fountains, public stairs and loading docks, with facilities appurtenant to each. Said Common Area may be expanded, contracted or changed by Landlord from time to time as deemed desirable. The public portions of the Common Area are hereby made available pursuant to an revocable license to Tenant and its employees, agents, customers and invitees for reasonable use in common with other tenants, their employees, agents, customers, invitees and Landlord for the purposes for which constructed subject to reasonable rules and regulations to be promulgated by Landlord.

(b) Public Dedication. In the event Landlord deems it necessary, in its sole discretion, to prevent the acquisition of public rights, Landlord from time to time may temporarily close portions of the Common Area, erect private boundary marks or take further appropriate action for that purpose and such action shall not be deemed an eviction or disturbance of Tenant's use of the Leased Premises nor entitle Tenant to any abatement of rent therefor. In any such actions taken by Landlord pursuant to this subsection, Landlord shall not materially alter or limit access to or visibility of the Leased Premises.

7. SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE. Tenant agrees that this Lease is and shall be subordinate to any mortgages that currently are or may hereafter be placed upon said Building or the Land and to any and all advances to be made thereunder, and to the interest thereon and all renewals, replacements and extensions thereof. Tenant shall execute and deliver whatever instruments as may be required for the above purposes within ten (10) days after written request by Landlord, and failing to do so within said ten (10) days, Tenant does hereby make, constitute and irrevocably appoint Landlord as his attorney-in-fact and in his name, place and stead so to do. In the event of any subsequent mortgagee electing to have the Lease prior to its mortgage, then and in such event upon such mortgagee notifying Tenant to that effect, this Lease shall be deemed prior in lien to the said mortgage. If the interest of Landlord is transferred to any mortgagee by reason of foreclosure or other proceedings for enforcement of any such mortgage, or by delivery of a deed in lieu of such foreclosure or other proceedings, Tenant shall immediately and automatically attorn to said mortgagee.

8. CARE OF THE PREMISES. Tenant acknowledges that the Leased Premises are leased "AS IS" without any representations or warranties whatsoever by Landlord. The Tenant covenants that throughout the term of this Lease it will, at its sole cost and expense (and subject to Landlord's prior approval of the construction drawings therefor), maintain the Premises and

keep the same in good order and first class condition and shall promptly make all necessary repairs, whether exterior or interior, to all parts of the Premises, including, but without limitation, any leasehold improvements, alterations, all equipment therein, show windows, plate glass, signs, and loading platforms exclusively serving the Leased Premises, in a clean, safe and sanitary condition, in conformance with all applicable laws, statutes, ordinances, rules, regulations and codes; keep the front entry way and loading areas adjacent to the Leased Premises free of debris, ice and snow; store in rat-proof receptacles and remove regularly all trash and garbage, and, on Landlords request, remove any encroachments maintained or authorized by it on any public place without Landlord's written consent. Tenant agrees to maintain and not damage the blacktop/parking areas and Common Areas and to reimburse Landlord for the repair of any damage caused thereto by Tenant, its employees, agents, contractors or guests. Without Landlord's prior written consent, Tenant shall not mark, paint, drill, deface, injure, waste, damage, or alter in any way the Lease Premises; conduct business so as to constitute a nuisance to other tenants or occupants; overload any floor facility; make any structural alterations except as provided in this Lease, erect any antennas on any building roofs, or discharge or deposit any substance in plumbing facilities or use the same for any purpose other than that for which constructed. Landlord shall provide Leased Premises in the condition set forth on Exhibit A, attached, at Landlord's discretion. Any additional tenant improvements not forth on Exhibit A, shall be paid for by Tenant, subject to approval therefore by Landlord, in accordance with this Lease.

9. <u>SIGNS: DISPLAY WINDOWS</u>. Tenant shall submit to Landlord for approval drawings showing all proposed sign work to be installed only on the interior of the Building at the Leased Premises, in connection with Tenant's Leased Premises, including lettering and other advertising media upon the doors and show windows. Installation of any signs shall be prohibited unless approved in writing by Landlord, which approval may be withheld in Landlord's sole discretion. Said signage drawing shall be attached hereto and incorporated herein as an Exhibit to this Lease. Loud speakers, phonographs, radios or other means of broadcasting in a manner to be heard outside the Leased Premises shall not be used. No sign or advertising medium shall be used so as to be a nuisance or menace to Landlord or other tenants. The cost of installing, maintaining, changing and removing all signs shall be borne by Tenant. Tenant's rights in respect of signs shall not be transferable.

10. <u>ALTERATIONS. INSTALLATIONS. FIXTURES</u>. Tenant shall not install any alterations, additions, leasehold improvements, installations, or fixtures (hereafter, the "Alterations") within the Leased Premises without first obtaining Landlord's prior written consent, which may be withheld in Landlord's sole discretion. Without limiting the foregoing, it is understood by Tenant that no Alterations will be permitted which affect any structural aspects of the Building, and that any proposed Alterations which purport to modify the exterior appearance of the Building may be prohibited by Landlord in its absolute discretion. All Alterations shall be paid for by Tenant and shall be constructed with good workmanship and in first class condition. Tenant shall provide construction drawings for all proposed Alterations to Landlord for its review and prior approval. In the event Landlord disapproves such construction drawings, then Tenant shall cause the same to be revised to Landlord's satisfaction and resubmitted to Landlord for its review and approval. Upon receipt of Landlord's approval for

any Alterations proposed by Tenant, Tenant shall cause the same to be undertaken with all due diligence and care and on such days and during such hours as do not cause unreasonable noise to emanate from the Leased Premises into premises leased by other tenants in the Building. Tenant shall maintain builders risk insurance on the Alterations during the entire period of construction thereof. Upon completion of the Alterations, Landlord shall inspect the Leased Premises to confirm that all such work has been completed, including any punchlist items. Any items of work which Landlord determines to be incomplete shall be completed by Tenant within thirty (30) days thereafter. Upon completion of the Alterations, Tenant shall provide Landlord with as built drawings of the Premises.

11. INSURANCE.

(a) Tenant's Insurance. Tenant agrees to maintain in full force, during the term hereof, the following insurance:

i) fire and extended coverage insurance, including protection against vandalism and malicious mischief, on the leasehold improvements, Alterations, merchandise, equipment, and trade fixtures located in the Leased Premises in an amount not less than one hundred percent (100%) of the actual replacement value thereof;

ii) comprehensive general public liability insurance under which the insurer agrees to indemnify and hold Tenant and Landlord, Landlord's mortgagee, and those in privity of estate with Landlord harmless from and against all cost, expense and/or liability arising out of or based upon any and all personal injury sustained and property damage occurring as an alleged consequence of any act or omission on the part of Tenant, its officers, employees, agents, servants, licensees, contractors or invitees. The minimum limits of liability of such insurance shall be Two Million and 00/100 Dollars ($2,000,000.00) for injury to any one person, Three Million and 00/100 Dollars ($3,000,000.00) for injury arising from one accident and One Million 00/100 Dollars ($1,000,000.00) property damage;

iii) if steam boilers, pressure boilers, or other such apparatus shall be operated within the Lease Premises, steam boiler insurance with minimum limits of Two Million and 00/100 Dollars ($2,000,00.00) for injury to any one person, Three Million and 00/100 Dollars ($3,000,000.00) for injury arising from one accident, and One Million Dollars ($1,000,000.00) property damage;

iv) Workmen's Compensation Insurance and any other kind of insurance which may be required by any statute, ordinance, or regulation of any governmental body in connection with the operation and use of the Leased Premises by Tenant; and

v) Sprinkler leakage insurance on the leasehold improvements, Alterations, merchandise, equipment and trade fixtures located in the Leased Premises in an amount not less than one hundred percent (100%) of their actual replacement value.

All such insurance shall be with a responsible insurance company authorized to do business in the state where the Building is located, and acceptable to Landlord. Landlord, its officers, directors, agents and mortgagees, shall be named an additional insureds on all such policies. Such policies shall be deemed to be primary and non-contributory with respect to any insurance policies maintained by Landlord. Copies of all Tenant's insurance policies or certificates evidencing such insurance shall be delivered to Landlord by Tenant prior to the Commencement Date and Tenant shall deliver to Landlord, from time to time, upon request, evidence that such insurance policies are in full force and effect and that the premiums therefor have been paid. All such insurance policies shall contain a clause providing that the insurance company shall give to Landlord at least thirty (30) days prior written notice of the expiration, termination, or cancellation of such insurance policy. All insurance policies carried by Tenant hereunder covering damage to property shall contain clauses waiving subrogation against Landlord. If Tenant shall fail to obtain or maintain any of the foregoing insurance, Landlord shall have the right to procure said insurance on Tenant's behalf and Tenant shall then reimburse Landlord for the cost thereof as additional rent within five (5) days after receipt of invoices therefor from Landlord. Copies of all policies of Tenant's insurance shall be deposited with the Landlord.

(b) Landlord's Insurance. Landlord will keep in force a Standard Form of fire insurance policy, with extended coverage endorsement added covering the Building to the extent determined necessary by Landlord, which policy shall include replacement cost endorsements and rent loss endorsements for a period of not less than six (6) months. Landlord shall also keep in force such liability insurance and other forms of insurance as it shall deem necessary or desirable in connection with the Building and the Common Areas.

(c) Waiver of Subrogation. Tenant and Landlord hereby release each other for any loss or damage which is covered by fire or extended coverage insurance as herein before provided, or which would be covered by such insurance were such insurance so maintained by the parties as required hereunder, even though such loss or damage might have been occasioned by the negligence of Tenant or of Landlord or their respective employees, contractors, or agents. Each party shall therefore look to its own insurance for reimbursement for any such insurable loss to real or personal property. Each party will obtain a corresponding waiver of subrogation provision on behalf of the other party in all of its fire and extended coverage insurance policies. Additionally, the Tenant hereby releases Landlord from liability for any loss occasioned to its property or business and agrees to obtain a waiver of subrogation on behalf of the Landlord in any insurance policies carried by the Tenant on its business or its property on the Premises. The Landlord's waiver of subrogation shall remain in force so long as Landlord's insurer shall consent thereto without additional premium, and if additional premium is charged, Tenant shall be required to pay the same to keep this waiver enforced.

(d) Release. Notwithstanding anything apparently to the contrary in this Lease, Landlord and its partners, officers and employees and property manager shall not be liable to

Tenant, and Tenant hereby releases such parties from all damage, compensation or claims from any cause arising from: loss or damage to personal property or trade fixtures in the Premises or lost business or other consequential damage arising out of interruption in the use of the Premises; and any criminal act by any person other than Landlord, its partners, officers, employees and property manager.

12. DELIVERIES PARKING. Trucks or delivery vehicles shall not be parked so as to inconvenience other tenants or impede access to the Building by customers or invitees.

13. COVENANTS TO HOLD HARMLESS. Except to the extent caused by the gross negligence of Landlord or Tenant, their agents, or employees, Landlord and Tenant shall hold harmless, defend, and indemnify each other from any liability for damages to any person or property in or upon the Leased Premises and the sidewalks adjoining same and the loading area allocated to the use of Tenant, including the person and property of Tenant and its employees and all persons in the Building at its or their invitation. All property kept, stored or maintained in the Leased Premises shall be so kept, stored or maintained at the sole risk of Tenant. Tenant agrees to pay all sums of money in respect of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant in or about the Leased Premises which may be secured by any mechanic's, materialmen's or other lien against the Leased Premises or the Landlord's interest therein and will cause each such lien to be immediately discharged upon receipt of notice of filing thereof, provided that upon posting of a bond therefor Tenant may contest such lien, but if such lien is reduced to final judgment and if such judgment or process thereon is not stayed, or if stayed and said stay expires, than and in such event Tenant shall forthwith pay and discharge said judgment. Landlord shall have the right to post and maintain on the Leased Premises, notice of non- responsibility, under the laws of the State of Minnesota.

14. ASSIGNMENT OR SUBLETTING.

(a) Tenant agrees not to sell, assign, mortgage, pledge, or in any manner transfer this lease or any estate or interest thereunder and not to sublet the Leased Premises or any part or parts thereof and not to permit any licensee or concessionaire therein without the previous written consent of Landlord in each instance (hereafter referred to collectively as a "Transfer"), with such consent not to be unreasonably withheld, subject to Tenant remaining liable and obligated under this Lease without regard to any approved subtenancy. Consent by Landlord to one Transfer hereunder shall not be a waiver of Landlord's rights under this Section as to any subsequent Transfer.

(b) If Tenant desires at any time to Transfer its interest hereunder, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (1) the name of the proposed assignee, licensee, mortgagee, subtenant or other transferee (any of the foregoing being hereinafter referred to as a "Transferee"), (ii) the nature of the proposed Transferee's business to be carried on the Premises, and (iii) such financial information as Landlord may reasonably request concerning the proposed Transferee. Tenant shall pay to Landlord all costs incurred by Landlord in reviewing and negotiating such proposed Transfer, including but not limited to its

attorneys' fees. Neither the furnishing of such information nor the payment of such fee shall limit any of Landlord's rights or alternatives under this Section 14.

(c) Upon any request for Landlord's consent under this Section 14, Landlord shall have the option, to be exercised by giving written notice to Tenant within sixty (60) days after receipt by Landlord of the information concerning such Transfer required by Section 14, to terminate this Lease as to the portion of the Premises for which Tenant proposes a Transfer to take place. Upon termination of this Lease as to such portion of the Premises, (i) the Base Rent shall be reduced by the lesser of (x) the then-current Base Rent per square foot of Rentable Area, multiplied by the number of square feet of Rentable Area for which Tenant proposes a Transfer and (y) the Base Rent stated in Tenant's notice under Section 14; (ii) Tenant's Pro Rata Share shall be reduced in proportion to the reduction of the Rentable Area of the Premises; (iii) such portion of the Premises shall, at Tenant's expense, be demised as a discrete separate area with a reasonable and appropriate entrance separate from the entrance for the remainder of the Premises and in compliance with all applicable statutes, rules, laws, regulations, and codes; (iv) Tenant shall at all times provide such Transferee non-exclusive use of any common facilities; and (v) Landlord shall have the right to use such portion of the Premises for any legal purpose compatible with a first class office building or shopping center, in its sole discretion, and the right to further Transfer said portion of the Premises shall be subject to Landlord's sole election without the consent of Tenant. Upon termination of this Lease as to all or any portion of the Premises, any option to extend the Term of this Lease with respect to such portion of the Premises shall also terminate, whether or not such options have been exercised. Non-exercise by Landlord of its rights under this Section 14 shall not limit any of Landlord's other rights and alternatives under Section 14.

(d) Whether or not Landlord has consented to the applicable Transfer, the amount by which the monetary consideration received by Tenant pursuant to any such Transfer exceeds, in any month, the Base Rent and Operating Costs payable by Tenant to Landlord for the portion of the Leased Premises subject to the Transfer, shall be payable by Tenant directly to Landlord as Additional Rent hereunder on or before the last day of each such month. For the purposes hereof, such monetary consideration shall be deemed to be payable to Tenant in equal monthly installments over the entire term of the Transfer.

(e) Landlord's rights to assign or otherwise transfer this Lease are and shall remain unqualified. Upon any sale or transfer of the Leased Premises, provided the purchaser assumes all obligations thereafter accruing under this Lease, Landlord shall thereupon be entirely freed of all obligations of the Landlord arising thereafter and shall not be subject to any liability resulting from any act or omission or event occurring after such conveyance.

15. <u>ACCESS TO PREMISES</u>. Landlord reserves the right to enter upon the Leased Premises at reasonable hours to inspect the same, to make repairs, additions or alterations to the Leased Premises or other property, to exhibit the Leased Premises to prospective tenants, purchasers or others, and to enter the Leased Premises at any time for any purpose in the event of an emergency. Any such entry by Landlord shall not be deemed to be a constructive eviction of Tenant or a termination of this Lease, nor shall Tenant be entitled to any abatement of its rent pursuant thereto.

16. UTILITY SERVICE.

(a) Gas. Water and Electricity. Landlord agrees to cause mains, conduits, and other facilities to be provided and maintained to supply gas, water, and electricity to the point where they enter the Leased Premises or to nearby places. Tenant shall pay, when billed, for all gas, water and electricity used in the Leased Premises and if Landlord shall elect to supply the service or services used, Tenant shall accept and use the same as tendered by Landlord and shall pay all costs therefor as Additional Rent when billed, at the applicable rates set by the proper regulating authority and in effect, or if not in effect, then at rates prevailing in the nearby vicinity for similar service.

(b) Interruption of Service. Landlord shall not be liable in damages or otherwise if the furnishing by Landlord or by any other supplier of any utility service or other service to the Leased Premises shall be interrupted or impaired by fire, accident, riot, strike, act of God, the making of necessary repairs or improvements or by any other causes or if service may be curtailed or interrupted by energy regulations issued by any lawful authority.

17. EMINENT DOMAIN.

(a) Entire Premises. If the Leased Premises, or such portion thereof as to render the balance unsuitable for the purposes of Tenant, is taken by condemnation or the right of eminent domain or by private sale in lieu thereof, either party shall be entitled to terminate this Lease upon written notice to the other, provided that such notice is given within thirty (30) days after Tenant has been deprived of possession by such taking or sale. If any part of the Leased Premises is so taken, condemned, or sold, and, if this Lease is not terminated in accordance with the provisions hereof, Landlord covenants and agrees promptly after such taking, condemnation, or sale to expend so much of the net amount which may be awarded or delivered to it which is attributable to the Leased Premises in such condemnation or sale proceedings as is necessary to restore the Leased Premises to an architectural unit as nearly like their condition prior to such taking or sale as is practical.

(b) Partial Taking. If twenty-five percent (25%) or more of the parking area of the Building is taken by Condemnation or the right of eminent domain or by private sale in lieu thereof, and Landlord does not substitute an equal amount of parking in a location reasonably accessible to the Building, Tenant may notify Landlord in writing that it intends to terminate the Lease in the event equivalent parking area is not made available and Landlord shall have ninety (90) days within which to substitute additional parking area for the parking area so taken by condemnation, eminent domain, or private sale.

(c) Taking of Building. If fifty percent (50%) or more of the Floor Area of the Building shall be taken by condemnation or the right of eminent domain or by private sale in lieu thereof, notwithstanding that the Leased Premises may not have been rendered partially or wholly untenantable, Landlord may terminate this Lease upon and by giving written notice or termination to Tenant within sixty (60) days following the date of such taking or private sale in lieu thereof.

(d) Damages. In any event all damages awarded for such taking under the power of eminent domain whether for the whole or a part of the Leased Premises shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Leased Premises; provided, however, that Landlord shall not be entitled to any award made to Tenant for the fair value of, and cost of removal of stock and fixtures, moving expenses or loss of business provided a separate award is permitted by the taking authority, made directly to Tenant, and does not decrease Landlord's award.

(e) Definition. The term "eminent domain" shall include the exercise of any similar governmental power and any purchase or other acquisition in lieu of condemnation.

(f) Rent Adjusted. In the event of a taking of the Leased Premises but this Lease is not terminated, effective as of the date of such taking, the Base Rent and Operating Costs payable under this Lease shall be reduced in the proportion that the portion of the Floor Area of the Leased Premises taken bears to the total Floor Area of the original Lease Premises.

18. DAMAGE OR DESTRUCTION.

(a) In the event that the Leased Premises shall be damaged or destroyed by fire or other casualty, Landlord shall, unless it shall elect to cancel and terminate this Lease, as hereinafter provided, repair such damage and restore the Leased Premises, with all reasonable diligence, to substantially the condition existing immediately prior to the occurrence of such event, subject to the receipt of the insurance proceeds payable therefor. During any period in which, by reason of such damage or destruction, the Leased Premises or any portion thereof is rendered untenantable and Tenant thereby is required to discontinue its business operations therein, then the Base Rent and Operating Costs provided to be paid by Tenant hereunder shall be abated in proportion to the area of the Leased Premises so rendered untenantable commencing with the date of such destruction or damage and continuing until the completion of the repair and restoration work for which Landlord is obligated hereunder. All insurance proceeds from Tenant's insurance policies which are payable as a result of damage to the leasehold improvements or Alterations in the Leased Premises shall be paid to Landlord. In no event shall Landlord have any obligation to expend an amount in excess of the insurance proceeds actually received by Landlord for the repair and restoration of any damage or destruction to the Building or the Leased Premises. Nothing in this section shall be construed to abate or reduce the Monthly Operating Charge or any other Additional Rent accruing under this Lease.

(b) If the Leased Premises be, at any time, destroyed or substantially damaged by a casualty which is not an "insured casualty", or, if the unexpired term of this Lease shall be one (1) year or less at the date of such destruction or substantial damage, Landlord shall have the right to cancel and terminate this Lease as of the date of such destruction or substantial damage by giving Tenant notice of its election to do so within sixty (60) days after the happening thereof.

(c) If fifty percent (50%) or more of the Floor Area of the Building shall be rendered partially or wholly untenantable by fire or other casualty, notwithstanding that the Leased Premises may not have been rendered partially or wholly untenantable, Landlord may terminate

this Lease upon and by giving written notice of termination to Tenant within sixty (60) days following the date of such fire or other occurrence.

19. SURRENDER. On the last day of the Lease Term or on the sooner termination thereof, Tenant shall peaceably surrender to Landlord the Leased Premises in good order, condition and repair, broom-clean, fire and other unavoidable casualty and reasonable wear and tear excepted. On or before the last day of the Term or the sooner termination thereof, Tenant shall at its expense, remove its trade fixtures, signs, and carpeting from the Leased Premises and any property not removed shall be deemed abandoned. Any damage caused by Tenant in the removal of such items shall be repaired by and at Tenant's expense. All Alterations, additions, improvements and fixtures (other than Tenant's trade fixtures, signs and carpeting) which shall have been made or installed by either Landlord or Tenant upon the Leased Premises and all hard surface bonded or adhesively affixed flooring and all lighting fixtures shall remain upon and be surrendered with the Leased Premises as a part thereof, without disturbance, molestation or injury, and without charge, at the expiration or termination of this Lease. If the Leased Premises be not surrendered at the end of the Term or the sooner termination thereof, Tenant shall indemnify Landlord against loss or liability, including consequential damages, resulting from delay by Tenant in so surrendering the Leased Premises, including without limitation, claims made by any succeeding tenant founded on such delay. Tenant shall promptly surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of the combination on any locks and safes on the Leased Premises.

20. SHORT FORM OR MEMORANDUM OF LEASE. Tenant agrees that it will, upon Landlord's request, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a short form of this Lease, setting forth a description of the Leased Premises or Building, the Term of this Lease or any other provisions thereof, except for Rent, as Landlord may request.

21. PERMITS & ZONING. Tenant shall obtain and maintain in force and effect all permits, licenses and similar authorizations to use the Leased Premises for the aforesaid purpose required by any governmental authority.

22. OFFSET STATEMENT. Within ten (10) days after request therefor by Landlord, Tenant agrees to deliver a certificate to Landlord or any mortgagees or purchaser, certifying (if such be the case) that this Lease is in full force and effect and that there are no defenses or offsets, or state those claimed by Tenant, together with such other items as any mortgagee may reasonably request.

23. DEFAULT OF TENANT.

(a) Default. Any one of the following events shall constitute an Event of Default:

i) any failure of Tenant to pay any rental due hereunder within ten (10) days after the same shall be due, or

ii) if Tenant shall cease operating its business in the Leased Premises, abandon the Leased Premises, or suffer this Lease to be taken under any writ of execution, or

iii) if Tenant shall fail to provide the documentation referenced in Articles 7, 11, or 22 within the applicable periods set forth therein, or

iv) if Tenant shall fail to vacate and surrender the Leased Premises upon the expiration of the Term, or

v) any failure to perform any other of the terms, conditions or covenants of this Lease to observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been given to Tenant.

(b) Termination/Repossession/Reletting. If an Event of Default shall have occurred and be continuing, Landlord may at its sole option by written notice to Tenant terminate this Lease. Neither the passage of time nor acceptance of late payments nor exercise by Landlord of any other remedy with regard to such Event of Default shall limit Landlord's rights under this Section 23.

If an Event of Default shall have occurred then Landlord shall have the statutory right to reentry and removal of persons and property from the Leased Premises, whether or not Landlord elects to terminate this Lease. Should Landlord elect to re-enter as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the premises, and relet said premises or any part thereof for such term or terms (which may be for a term extending beyond the Term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Landlord shall not be responsible or liable for any failure to collect any rent due upon any such reletting, nor shall Tenant be entitled to any rent collected incident to such reletting which is in excess of that due from Tenant hereunder.

No termination of this Lease pursuant to Section 23 and no repossession of the Premises pursuant to Section 23 or otherwise shall relieve Tenant of its liabilities and obligations under this Lease, all of which shall survive any such termination or repossession, whether or not the Premises shall have been relet. Tenant shall pay to Landlord the Base Rent and other sums and charges to be paid by Tenant up to the time of such termination or repossession, and thereafter Tenant, until the end of what would have been the Term in the absence of such termination or Repossession, shall pay to Landlord, as and for liquidated and agreed current damages for Tenant's default, the equivalent of the amount of the Base Rent and such other sums and charges which would be payable under this Lease by Tenant if this Lease were still in effect, less the net proceeds, if any, of any reletting effected pursuant to the provisions of Section 23 after deducting all of Landlord's expenses in connection with such reletting, including without limitation, all

repossession costs, brokerage and management commissions, improvement allowances, legal expenses, attorneys' fees, alteration costs, and other expenses of preparation for such reletting.

Upon such reletting all rentals received by the Landlord shall be applied first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and of costs of improvement allowances, alterations and repairs; third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such current damages to Landlord monthly on the days on which the Base Rent would have been payable under this Lease if this Lease were still in effect, and Landlord shall be entitled to recover the same from Tenant on each such day. No such re-entry or taking possession of said Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination Landlord may at any time thereafter elect to terminate this Lease for any breach. In addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorney's fees, and the present worth (based on a discount rate of six percent (6%)) at the time of such termination of the excess, if any, of the amount of Base Rent and Additional Rent reserved in this Lease for the remainder of the Term hereof over the then reasonable rental value of the Leased Premises for the remainder of the Term hereof. In case suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant therein contained on the part of a party to be kept or performed, and a breach shall be established, Tenant all pay to Landlord all expenses incurred therefore, including reasonable attorney's fees.

In the event of a default by Tenant hereunder, Tenant's delivery of the keys to the Leased Premises to Landlord, and Landlord's acceptance thereof, shall not constitute a termination of this Lease. Furthermore, in the event of a default by Tenant hereunder, Landlord shall have the right and option, in addition to all other remedies herein and at law, to continue to permit the rent to accrue hereunder and to bring suit from time to time to collect the same, all without terminating this Lease or being obligated to mitigate its damages.

(c) Bankruptcy. In the event the Tenant or any guarantor of this Lease shall make an assignment for the benefit of its creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in voluntary bankruptcy or for an arrangement or reorganization pursuant to the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing ("Bankruptcy Proceeding"), or shall file an answer admitting insolvency or inability to pay or shall fail to pay its debts as they become due, or shall fail to obtain a vacation or stay of any involuntary Bankruptcy Proceeding, or shall have a custodian, trustee or receiver appointed for or have any court take jurisdiction of its property, or any part thereof, in any involuntary proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and such custodian, trustee or receiver shall not be discharged or such jurisdiction not be relinquished, vacated or stayed within forty five *(45)* days, then in any such event the

Landlord may, if it so elects, with or without notice of such election and with or without entry or other action, forthwith terminate this Lease, and neither the Tenant nor any person claiming through or under the Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Leased Premises but shall forthwith quit and surrender the Leased Premises to the Landlord.

24. LANDLORD RIGHT TO CURE. If Tenant defaults in the making of any payment (other than the payment of Base Rent) or in the doing of any act herein required to be made or done by Tenant, then, unless Tenant is contesting in good faith its obligation to make such payment or to do such act, upon the expiration of any period of time allowed Tenant to cure such default, Landlord may, but shall not be required to, make such payment, or do such act and the amount thereof shall bear interest thereon at the rate of eighteen percent (18%) from the date paid by Landlord, and shall be paid by Tenant to Landlord with the next monthly installment of rent. The making of such payment, or the doing of such act by the Landlord shall not operate to cure such default or to estop Landlord from the pursuit of any remedy to which Landlord may be entitled because of any breach on the part of Tenant of any covenant or condition herein, nor shall the acceptance of rent herein by the Landlord, either from Tenant or any subtenant, whether or not such acceptance be with knowledge on the part of the Landlord of such breach, prejudice the Landlord's privilege to invoke such remedy, which privilege shall continue until such breach is cured, as provided herein.

25. HAZARDOUS WASTES AND MATERIALS. Tenant covenants that it shall not install, use, generate, store, release, or dispose of on or about the Premises any hazardous substances, toxic chemicals, pollutants or other materials regulated pursuant to the Federal Comprehensive Environmental Response Compensation and Liability ("CERCLA"), the Federal Resource Conservation and Recovery Act ("RCRA") or the Minnesota Environmental Response and Liability Act ("MERLA"), or any similar statute or regulation, including without limitation any materials containing asbestos, polychlorinated biphenyl's ("PCBs"), petroleum, crude oil or natural gas (collectively, "Hazardous Substances"), without Landlord's prior written approval, which may be withheld in its sole discretion. Tenant further agrees to indemnify, defend, and hold Landlord harmless from and against any claim, damage, fine, or other expense (including court costs, attorneys' fees and other costs of defenses) arising out of the installation, use, generation, storage, release, or disposal of any Hazardous Substances in or about the Leased Premises by Tenant, its agents, employees, contractors, or invitees. The foregoing indemnification by Tenant shall survive the expiration or sooner termination of the Lease Term.

26. TERMINATION OPTION. Tenant will have a termination option by giving Landlord six (6) months written notice and agrees to pay the landlord three (3) months gross rent as a penalty for termination.

27. NOTICES. Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by registered or certified mail to Tenant at the address of the Leased Premises and to Landlord at the address then fixed for the payment of rent, and either

party may by like written notice at any time designate a different address to which notices shall subsequently be sent. Notices shall be deemed delivered three days after postmark.

28. GENERAL. This Lease does not create the relationship of principal and agent or of partnership or of join venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of Landlord and Tenant. No waiver of any default of Tenant hereunder shall be implied from any omissions by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent to or approval of Landlord to any action by Tenant shall not waive or render unnecessary Landlord's consent or approval of any subsequent similar act by Tenant. Each term and each provision of this Lease performable by Tenant shall be construed to be both a covenant and a condition. No action required or permitted to be taken by or on behalf of Landlord under the terms or provisions of this Lease shall be deemed to constitute an eviction or disturbance of Tenant's possession of the Leased Premises. The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the leased Premises and this Lease shall become effective as a lease only upon execution and delivery thereof by Landlord and by Tenant. The marginal or topical headings of the several articles, paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such articles, paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease. The laws of the State of Minnesota shall govern the validity, performance and enforcement of this Lease. Landlord, in its sole discretion, may continue to develop the real property upon which the Leased Premises are situated, expand or renovate the buildings thereon which contain the Leased Premises, and, expand or renovate the parking area, ramps or facilities associated therewith.

29. HOLDING OVER. Tenant shall vacate and surrender the Premises to Landlord in accordance with this Lease upon the expiration of the Term. Failure to so surrender and vacate the Premises shall constitute an immediate default hereunder without necessity of any notice by Landlord or the application of any cure period thereto. In the event Tenant remains in possession of the Leased Premises herein leased after the expiration of this Lease and without the execution of a new lease, it shall be deemed to be occupying the Leased Premises as a tenant at sufferance, subject to all the conditions, provisions and obligations of this Lease in so far as the same can be applicable to a tenancy at sufferance, including the continued payment of all Additional Rent (pro-rated on a daily basis), provided, however, that Base Rent shall be increased to an amount equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term (pro-rated on a daily basis). Tenant shall indemnify Landlord for all losses, including consequential damages, arising out of such holding over.

30. NON-LIABILITY. Landlord shall not be responsible or liable to Tenant nor shall Tenant be liable to Landlord for any loss or damage that may be occasioned by or though the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or

connected with the Leased Premises or any part of the Building of which the Leased Premises are a part or any persons transacting any business in the Building for any other purpose or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer, sprinkler or steam pipes or plumbing fixtures or from any failure of or defect in any electric line, circuit or facility or by reason of anyone illegally entering or upon the Leased Premises.

31. QUIET ENJOYMENT. Landlord covenants and agrees with Tenant and upon Tenant paying the rent and performing all of the terms and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises without disturbance from Landlord or any party claiming by, through, or under Landlord, subject, nevertheless, to the terms, provisions, and conditions of this Lease.

32. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Lease, the terms, covenants, provisions, and conditions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns.

33. INVALIDITY OR UNENFORCEABILITY OF CLAUSE. The invalidity or unenforceability of any provisions of this Lease shall have no affect on the validity or enforceability of any other provision of this Lease.

34. LAW GOVERNING. This Lease shall be governed by the laws of the State of Minnesota.

35. ARTICLE CAPTIONS. Article captions are not a part hereof and in no way define or limit the provisions hereof.

36. RULES AND REGULATIONS. The Landlord may from time to time adopt and/or amend reasonable rules and regulations pertaining to the operation of the Building and Tenant shall abide by such rules and regulations.

37. NO ABATEMENT OR SETOFF. It is specifically understood and agreed that, except as expressly otherwise provided in this Lease, all obligations of Landlord and Tenant are independent of each other and that Tenant shall pay all Base Rent and Additional Rent without any abatement, deduction or setoff whatsoever.

38. ENTIRE AGREEMENT. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification.

39. TENANT STATUS. If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant, represent, and warrant that Tenant is duly incorporated or is a duly qualified corporation and is authorized to do business in the State of Minnesota, and that the person or persons executing this Lease on behalf of Tenant is/are officers of Tenant and that he or they as such officers are duly authorized to sign and execute this Lease. If Tenant is or will be a partnership, the persons executing this Lease on behalf of Tenant hereby covenant, represent, and warrant that Tenant is duly formed and duly authorized to do business in the State of Minnesota, and that the person or persons executing this Lease on behalf of Tenant is/are general partners of Tenant and that he or they as such general partners are duly authorized to sign and execute this Lease.

40. LIMITATION OF LANDLORD'S LIABILITY. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of the Landlord in the Building containing the Leased Premises and the net rentals therefrom for the collection of any judgment or other judicial process requiring the payment of money by Landlord in the event of any default or breach by Landlord, subject, however, to the prior rights of any ground or underlying lessor or the holder of any mortgage or deed of trust covering the Building, and no other assets of the Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims.

41. LANDLORD'S LIEN. Tenant hereby expressly grants to Landlord a security interest in and an express lien upon Tenant's goods, wares, equipment, signs, fixtures, furniture and other personal property situated in or on the Leased Premises, including all after-acquired property, replacements, and proceeds (hereafter, the "Secured Property") to secure the performance by Tenant of its obligations under this Lease, and such property shall not be removed from the Leased Premises without the written consent of Landlord until all rent and other sums of money then due to Landlord shall have first been paid, except for the sale of inventory in the ordinary course of Tenant's business so long as such inventory is replaced by Tenant on an on-going basis. Tenant hereby authorizes Landlord to file financing statements to establish and perfect the priority of Landlord's security interest in the Secured Property as well as any amendments or continuation statements thereto, either before, on, or after the date of execution hereof as Landlord deems necessary or desirable to perfect or to continue Landlord's security interest hereunder. To facilitate the foregoing, Tenant represents that its Federal Tax Identification Number is ___________, that Tenant's jurisdiction of organization is the state of _________, and that its organization identification number is ___-__________. Tenant shall give Landlord at least thirty (30) days' written notice of any proposed change in Tenant's name, address, identity, state of registration for a registered organization, principal place of business, or structure and hereby authorized Landlord to file prior to or concurrently with such change all additional financing statements that Landlord may require to establish and perfect the priority of Landlord's security interest it the Secured Property. Upon an occurrence of an Event of Default by Tenant, Landlord may, in addition to any other remedies it may have hereunder or at law or

equity, enter upon the Premises and take possession of the Secured Property situated thereon without liability for trespass or conversion, and sell the same with notice at public or private sale, with or without having such property at the sale, at which Landlord or its assigns may purchase and may apply the proceeds thereof less any and all expenses connected with the taking of possession and sale of the property as a credit against any sums due by Tenant to Landlord. Any surplus shall be paid to Tenant, and Tenant agrees to pay any deficiency forthwith after demand. Landlord at its option may foreclose said security interest and/or lien in the manner provided by law.

IN WITNESS WHEREOF, the Landlord and the Tenant have thereunto set their hands the day and year first above written.

LANDLORD:

NORWAY, LLC

By:

Its: Lowell Zitzloff, President

TENANT:

Manada Technologies, Inc.

By:

Its: Joseph Mandel, President